PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust High Income Long/Short Fund

WHEATON, IL — (BUSINESS WIRE) — October 4, 2021 — First Trust Advisors L.P. ("FTA") announced today that MacKay Shields LLC ("MacKay"), investment sub-advisor for First Trust High Income Long/Short Fund (NYSE: FSD) (the "Fund"), will release an update on the market and the Fund for financial professionals and investors. The update will be available Wednesday, October 6, 2021, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Saturday, November 6, 2021. To listen to the update, follow these instructions:

--	Dial: 888-203-1112; International 719-457-0820; and Passcode #5595341. The update will be available from Wednesday, October 6, 2021, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Saturday, November 6, 2021.

The Fund is a diversified, closed-end management investment company that seeks to provide current income. The Fund has a secondary objective of capital appreciation. The Fund seeks to achieve its investment objectives by investing, under normal market conditions, a majority of its assets in a diversified portfolio of U.S. and foreign (including emerging markets) high yield corporate fixed-income securities of varying maturities that are rated below-investment grade at the time of purchase.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $213 billion as of August 31, 2021 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

MacKay is an indirect wholly-owned subsidiary of New York Life Insurance Company and a wholly-owned subsidiary of New York Life Investment Management Holdings LLC. MacKay is an income and equity solutions investment management firm, specializing in taxable and municipal fixed income credit and less efficient segments of global equity markets where proprietary research and unique portfolio construction techniques can generate attractive client oriented outcomes. MacKay serves a prominent group of pension funds, government and financial institutions, family offices, high net worth individuals, endowments and foundations from across the globe. As of August 31, 2021, MacKay manages approximately $164.2 billion in assets.

Principal Risk Factors: Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Fund’s investment objectives will be achieved. The Fund may not be appropriate for all investors.

Securities held by the Fund, as well as shares of the Fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of the Fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on the Fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. The outbreak of the respiratory disease designated as COVID-19 in December 2019 has caused significant volatility and declines in global financial markets, which have caused losses for investors. While the development of vaccines has slowed the spread of the virus and allowed for the resumption of "reasonably" normal business activity in the United States, many countries continue to impose lockdown measures in an attempt to slow the spread. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease.

The Fund invests in non-investment grade debt instruments, commonly referred to as "high-yield securities". High-yield securities are subject to greater market fluctuations and risk of loss than securities with higher ratings. Lower-quality debt tends to be less liquid than higher-quality debt.

The debt securities in which the Fund invests are subject to certain risks, including issuer risk, reinvestment risk, prepayment risk, credit risk, and interest rate risk. Issuer risk is the risk that the value of fixed-income securities may decline for a number of reasons which directly relate to the issuer. Reinvestment risk is the risk that income from the Fund's portfolio will decline if the Fund invests the proceeds from matured, traded or called bonds at market interest rates that are below the Fund portfolio's current earnings rate. Prepayment risk is the risk that, upon a prepayment, the actual outstanding debt on which the Fund derives interest income will be reduced. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Interest rate risk is the risk that fixed-income securities will decline in value because of changes in market interest rates.

In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Short selling creates special risks which could result in increased volatility of returns and may result in greater gains or greater losses.

The Fund invests in securities of non-U.S. issuers which are subject to higher volatility than securities of U.S. issuers. Because the Fund invests in non-U.S. securities, you may lose money if the local currency of a non-U.S. market depreciates against the U.S. dollar.

Investments in securities of issuers located in emerging market countries are considered speculative and there is a heightened risk of investing in emerging markets securities. Financial and other reporting by companies and government entities also may be less reliable in emerging market countries. Shareholder claims that are available in the U.S., as well as regulatory oversight and authority that is common in the U.S., including for claims based on fraud, may be difficult or impossible for shareholders of securities in emerging market countries or for U.S. authorities to pursue.

To the extent a fund invests in floating or variable rate obligations that use the London Interbank Offered Rate ("LIBOR") as a reference interest rate, it is subject to LIBOR Risk. The United Kingdom's Financial Conduct Authority, which regulates LIBOR, will cease making LIBOR available as a reference rate over a phase-out period that will begin immediately after December 31, 2021. The unavailability or replacement of LIBOR may affect the value, liquidity or return on certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades. Any potential effects of the transition away from LIBOR on the fund or on certain instruments in which the fund invests can be difficult to ascertain, and they may vary depending on a variety of factors, and they could result in losses to the fund.

Forward foreign currency exchange contracts involve certain risks, including the risk of failure of the counterparty to perform its obligations under the contract and the risk that the use of forward contracts may not serve as a complete hedge because of an imperfect correlation between movements in the prices of the contracts and the prices of the currencies hedged.

Distressed securities frequently do not produce income while they are outstanding. The Fund may be required to incur certain extraordinary expenses in order to protect and recover its investment. The Fund also will be subject to significant uncertainty as to when and in what manner and for what value the obligations evidenced by the distressed securities will eventually be satisfied.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

The risks of investing in the Fund are spelled out in the prospectus, shareholder reports, and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Fund’s daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source: First Trust Advisors L.P.